Exhibit 99.2

Demand Media Sells Cracked Business to The E.W. Scripps Company for $39 Million

Sale Leaves Demand Media with a More Focused Portfolio and Underscores Its Commitment to Growing and Enhancing Its Brands

SANTA MONICA, Calif.—(BUSINESS WIRE)— Demand Media, Inc. (NYSE:DMD), a diversified Internet company comprised of several media and marketplace properties, announced today that it has completed the sale of its Cracked business to The E. W. Scripps Company (NYSE: SSP) for $39 million in cash.

The sale of Cracked positions Demand Media to further enhance the quality of its products and improve the user experience on its properties. The company’s platforms enable communities of creators to reach passionate audiences in large and growing lifestyle categories including health and nutrition (LIVESTRONG.com); DIY (eHow); living, eating and fashion (LEAFtv); and art and design (Saatchi Art and Society6).

“This transaction leaves Demand Media with a more focused portfolio of businesses, significantly strengthens our balance sheet, and positions us to drive profitable growth moving forward,” said Sean Moriarty, chief executive officer of Demand Media. “Through Cracked’s evolution it became apparent that it would benefit long-term from joining a media company with deep roots in the digital media landscape and a proven strategy for leading the way in over-the-top audio and video. Scripps is an outstanding organization and we believe the Cracked business and team will be well served under their new ownership.”

Demand Media has helped drive growth for Cracked, a leading digital-media humor brand, since acquiring the property in 2007. In particular, Cracked’s video audience has grown substantially over that time. Cracked currently has over 1 million YouTube subscribers and more than 20 million monthly video views across YouTube and Facebook. Scripps is a leader in building and growing news, information and entertainment businesses. It owns and operates a portfolio of television, radio and digital media brands.  The sale of Cracked to Scripps represents the next phase in Cracked’s growth trajectory.

Cracked has nearly 40 employees and generated revenue of approximately $10.9 million in 2015. Demand Media acquired the Cracked property for less than $1.0 million and expects to use its existing net operating losses to offset the gain resulting from the sale of the Cracked business.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow, LIVESTRONG.com and LEAFtv) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s content marketing solutions (studioD) and diverse advertising offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect the company’s operating and financial results include the inability to use the company’s existing net operating losses to offset the gain on sale from selling the Cracked business, as well as other risks and uncertainties that are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, as such risks and uncertainties are updated in Demand Media’s annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Source: Demand Media, Inc.

Media Contact:

Alex Moore

Corporate Communications Manager

310-917-6400 ext. 6529

alex.moore@demandmedia.com

Investor Contact:
Jeff Misthal

SVP, Finance and Investor Relations

(310) 656-6315

IR@demandmedia.com